UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2020

Tremont Mortgage Trust

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-38199	82-1719041
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300 Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8317

(Registrant’s Telephone Number, Including Area Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Shares of Beneficial Interest	TRMT	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

In this Current Report on Form 8-K, the term “the Company” refers to Tremont Mortgage Trust.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2020, Jeffrey P. Somers, the Independent Trustee in Class I of our Board of Trustees (the “Board”), resigned from his position, effective immediately. Prior to his resignation, Mr. Somers was a member of the Audit Committee, Compensation Committee and Nominating and Governance Committee, with Mr. Somers serving as Chair of the Nominating and Governance Committee. Mr. Somers advised the Board that the reasons for his resignation were not the result of any disagreement with us.

On May 13, 2020, pursuant to a recommendation of our Nominating and Governance Committee, our Board elected William A. Lamkin as an Independent Trustee in Class I of our Board, effective immediately. Mr. Lamkin was elected to fill the vacancy created by the resignation of Mr. Somers and to serve the remainder of the term of our Class I Trustees. In addition, the Board appointed Mr. Lamkin to serve on the Audit Committee, Compensation Committee and Nominating and Governance Committee, with Mr. Lamkin appointed Chair of the Nominating and Governance Committee.

Mr. Lamkin was a partner in Ackrell Capital LLC, a San Francisco based investment bank, from 2003 to 2019. Mr. Lamkin has been an independent trustee of Office Properties Income Trust since 2019 and was previously an independent trustee of Select Income REIT from 2012 until it merged with a wholly owned subsidiary of Office Properties Income Trust (then known as Government Properties Income Trust) in December 2018. Mr. Lamkin has been an independent trustee of Service Properties Trust (formerly known as Hospitality Properties Trust) since 2007. Prior to being a partner in Ackrell Capital LLC, he was employed as a financial consultant and as an investment banker, including as a senior vice president in the investment banking division of ABN AMRO. Prior to working as a financial consultant and as an investment banker, Mr. Lamkin was a practicing attorney.

Our Board concluded that Mr. Lamkin is qualified to serve as an Independent Trustee in accordance with the requirements of The Nasdaq Stock Market LLC, the Securities and Exchange Commission and our governing documents. For his service as an Independent Trustee, Mr. Lamkin will be entitled to the compensation we generally provide to our Independent Trustees. A summary of the Company’s currently effective Trustee compensation arrangements is filed as Exhibit 10.1 to our Current Report on Form 8-K, filed on April 26, 2019, and is incorporated herein by reference. There is no arrangement or understanding between Mr. Lamkin and any other person pursuant to which Mr. Lamkin was selected as a Trustee. There are no transactions, relationships or agreements between Mr. Lamkin and us that would require disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended

In connection with his election as an Independent Trustee, the Company entered into an indemnification agreement with Mr. Lamkin, which agreement is on substantially the same terms as the indemnification agreements we have entered with our other Trustees and executive officers. We previously filed a form of the indemnification agreement we entered with our Trustees and executive officers as Exhibit 10.5 to our Current Report on Form 8-K, dated September 13, 2017, and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of shareholders held on May 13, 2020, the Company's shareholders voted on the election of Joseph L. Morea as the Independent Trustee in Class III of the Board for a three year term of office continuing until the Company's 2023 annual meeting of shareholders and until his successor is duly elected and qualifies. Mr. Morea received the following votes:

For	Withhold	Broker Non-Votes
3,218,643	474,264	2,944,227

The Company's shareholders also ratified the appointment of Ernst & Young LLP as the Company's independent auditors to serve for the 2020 fiscal year. This proposal received the following votes:

For	Against	Abstain	Broker Non-Votes
6,357,817	207,665	71,652	–

The results reported above are final voting results.

Item 8.01. Other Events.

Consistent with the Company's Trustee compensation arrangements, on May 13, 2020, the Company awarded each of the Company's Trustees 3,000 common shares of beneficial interest, $0.01 par value, of the Company (the "Common Shares") valued at $1.91 per share, the closing price of the Common Shares on The Nasdaq Stock Market LLC on that date.

Item 9.01.  Financial Statements and Exhibits.

None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREMONT MORTGAGE TRUST

By:	/s/ G. Douglas Lanois
Name:	G. Douglas Lanois
Title:	Chief Financial Officer and Treasurer

Date: May 14, 2020